As filed with the Securities and Exchange Commission on January 15, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CRESTWOOD EQUITY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	43-1918951
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

700 Louisiana Street, Suite 2550

Houston, Texas 77002

(Address of principal executive offices, including zip code)

CRESTWOOD EQUITY PARTNERS LP LONG TERM INCENTIVE PLAN

(Full title of the plan)

Michael J. Campbell

700 Louisiana Street, Suite 2550

Houston, Texas 77002

(832) 519-2200

(Name, address and telephone number of agent for service)

copy to:

Gillian A. Hobson

Vinson & Elkins L.L.P.

1001 Fannin, Suite 2500

Houston, Texas 77002

(713) 758-2222

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large Accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Units, representing limited partner interests	10,000,000 units	$7.51(2)	$75,100,000(2)	$8,727

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional Common Units as may become issuable pursuant to the adjustment provisions of the Crestwood Equity Partners LP Long Term Incentive Plan.
(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act. The price for the 10,000,000 Common Units being registered hereby is based on a price of $7.51, which is the average of the high and low trading prices per Common Unit of Crestwood Equity Partners LP as reported by the New York Stock Exchange on January 9, 2015.

REGISTRATION OF ADDITIONAL SECURITIES

On February 10, 2006, Crestwood Equity Partners LP (f/k/a Inergy, L.P.) (the “Registrant”) filed a Registration Statement on Form S-8 with the Securities and Exchange Commission (the “SEC”) to register 1,735,100 common units representing limited partner interests (“Common Units”) in the Registrant for issuance pursuant to the Inergy Long Term Incentive Plan. On January 11, 2008, the Registrant filed an additional Registration Statement on Form S-8 with the SEC to register an additional 3,264,900 Common Units. The Inergy Long Term Incentive Plan was amended and renamed the Crestwood Equity Partners LP Long-Term Incentive Plan (the “Plan”). This Registration Statement registers 10,000,000 additional common units for issuance pursuant to the terms of the Plan. Accordingly and pursuant to General Instruction E to Form S-8, the contents of the Registration Statements on Form S-8 filed on February 10, 2006 (File No. 333- 131767) and January 11, 2008 (File No. 333- 148619) are incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents, which previously have been filed by the Registrant with the Commission, are incorporated herein by reference and made a part hereof:

•	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 28, 2014 and amended on March 4, 2014;

•	Our Quarterly Reports on Form 10-Q filed on May 8, 2014, August 8, 2014 and November 7, 2014;

•	Our Current Reports on Form 8-K or Form 8-K/A filed on January 9, 2014, January 27, 2014, February 26, 2014, April 11, 2014, May 6, 2014, August 6, 2014, September 12, 2014, November 5, 2014, November 26, 2014 and December 9, 2014; and

•	The description of the Registrant’s Common Units representing limited partner interests contained in the Registrant’s Registration Statement on Form S-3, originally filed with the Commission on March 25, 2014 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.	Indemnification of Directors and Officers

The General Partner

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreement of Crestwood Equity GP LLC, the general partner of Registrant (“CEQP GP”), provides that CEQP GP will, to the extent deemed advisable by CEQP GP’s board of directors, indemnify any person who is or was an officer or director of CEQP GP, the record holder of CEQP GP’s voting shares, and any person who is or was an officer, director or affiliate of the record holder of CEQP GP’s voting shares, from liabilities arising by reason of such person’s status, provided that the indemnitee acted in good faith and in a manner which such indemnitee believed to be in, or not opposed to, the best interests of

CEQP GP and, with respect to any criminal proceeding, had no reasonable cause to believe such indemnitee’s conduct was unlawful. Such liabilities include any and all losses, claims, damages, liabilities (joint or several), expenses (including, without limitation, legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts. Officers and directors of CEQP GP are also indemnified by the Registrant.

The general effect of the foregoing is to provide indemnification to officers and directors for liabilities that may arise by reason of their status as officers or directors, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or director derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling CEQP GP pursuant to the foregoing provisions, CEQP GP has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Crestwood Equity Partners LP

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that, subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a Delaware limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. The partnership agreement of the Registrant provides that, in most circumstances, the Registrant will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

•	the Registrant’s general partner;

•	any departing general partner;

•	any person who is or was an affiliate of the Registrant’s general partner or any departing general partner;

•	any person who is or was a member, partner, officer, director employee, agent or trustee of the Registrant’s general partner or any departing general partner or any affiliate of the Registrant’s general partner or any departing general partner; or

•	any person who is or was serving at the request of the Registrant’s general partner or any departing general partner or any affiliate of the general partner or any departing general partner as an officer, director, employee, member, partner, agent or trustee of another person.

The general effect of the foregoing is to provide indemnification to officers and directors for liabilities that may arise by reason of their status as officers or directors, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or director derived an improper personal benefit.

Any indemnification under these provisions will only be out of the Registrant’s assets. The Registrant’s general partners will not be personally liable for, or have any obligation to contribute or loan funds or assets to the Registrant to enable it to effectuate, indemnification. The Registrant may purchase insurance against liabilities asserted against and expenses incurred by persons for the Registrant’s activities, regardless of whether the Registrant would have the power to indemnify the person against liabilities under the partnership agreement.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 8.	Exhibits.

The Registrant has filed the exhibits listed on the accompanying Exhibit List filed with this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on January 15, 2015.

CRESTWOOD EQUITY PARTNERS LP

By:	Crestwood Equity GP LLC, its general partner

By:	/S/ Michael J Campbell
	Name:	Michael J. Campbell
	Title:	Senior Vice President and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below authorizes and appoints Joel E. Lambert as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on January 15, 2015. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Signature	Title

/S/ Robert G. Phillips	Chief Executive Officer, President and Director (Principal Executive Officer)
Robert G. Phillips

/S/ Michael J. Campbell	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Michael J. Campbell

/S/ Steven M. Doughterty	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
Steven M. Doughterty

/S/ Alvin Bledsoe	Director
Alvin Bledsoe

/S/ Michael G. France	Director
Michael G. France

/S/ Warren H. Gfeller	Director
Warren H. Gfeller

/S/ Arthur B. Krause	Director
Arthur B. Krause

/S/ Randy E. Moeder	Director
Randy E. Moeder

/S/ John J. Sherman	Director
John J. Sherman

/S/ John W. Somerhalder II	Director
John W. Somerhalder II

/S/ David M. Wood	Director
David M. Wood

EXHIBIT INDEX

Exhibit Number	Description

4.1	Certificate of Limited Partnership of Inergy, L.P. (incorporated herein by reference to Exhibit 3.1 to Inergy, L.P.’s Registration Statement on Form S-1 (Registration No. 333-56976) filed on March 14, 2001).

4.2	Certificate of Correction of Certificate of Limited Partnership of Inergy, L.P. (incorporated herein by reference to Exhibit 3.1 to Inergy, L.P.’s Form 10-Q filed on May 12, 2003).

4.3	Amendment to the Certificate of Limited Partnership of the Registrant dated as of October 7, 2013 (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Form 8-K filed on October 10, 2013)

4.4	Fourth Amended and Restated Agreement of Limited Partnership of Inergy, L.P. dated June 19, 2013 (incorporated herein by reference to Exhibit 10.1 to Inergy, L.P.’s Form 8-K filed on June 19, 2013)

4.5	Amendment No. 1 to Fourth Amended and Restated Agreement of Limited Partnership of Inergy L.P. entered into effective October 7, 2013 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on October 10, 2013).

4.6	Certificate of Formation of Inergy GP, LLC (incorporated herein by reference to Exhibit 3.5 to Inergy, L.P.’s Registration Statement on Form S-1/A (Registration No. 333-56976) filed on May 7, 2001).

4.7	Certificate of Amendment of Crestwood Equity GP LLC (f/k/a Inergy GP, LLC) dated October 7, 2013 (incorporated herein by reference to Exhibit 3.3 A to the Registrant’s Form 10-Q filed on November 8, 2013.

4.8	First Amended and Restated Limited Liability Company Agreement of Inergy GP, LLC dated as of September 27, 2012 (incorporated by reference to Exhibit 3.1 to Inergy, L.P.’s Form 8-K filed on September 27, 2012)).

4.9	Amendment No. 1 to the First Amended and Restated Limited Liability Company Agreement of Crestwood Equity GP LLC (f/k/a Inergy GP, LLC) entered into effective October 7, 2013 (incorporated herein by reference to Exhibit 3.4 A to the Registrant’s Form 10-Q filed on November 8, 2013).

4.10	Specimen Unit Certificate for Common Units (incorporated herein by reference to Exhibit 4.3 to Inergy L.P.’s Registration Statement on Form S-1/A (Registration No. 333-56976) filed on May 7, 2001).

4.11	Crestwood Equity Partners LP Long Term Incentive Plan (incorporated herein by reference to Exhibit 10.7 to the Registrant’s Annual Report on Form 10-K filed on February 28, 2014).

4.12*	Form of Restricted Unit Award Agreement.

4.13	Form of Amendment to Restricted Unit Agreements under Inergy Long Term Incentive Plan (incorporated herein by reference to Exhibit 10.5 to Inergy, L.P.’s Form 8-K filed on May 9, 2013)

4.15	Form of Inergy, L.P.’s Unit Option Award Agreement (incorporated herein by reference to Exhibit 4.3 to Inergy, L.P.’s Registration Statement on Form S-8 filed on February 10, 2006).

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Deloitte & Touche LLP.

23.3*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.

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